UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) appointed Craig A. Conway as a director effective September 27, 2009. Mr. Conway is expected to be appointed to the Nominating and Corporate Governance Committee of the Board in October 2009.

Mr. Conway will receive similar benefits the Company provides to non-employee independent directors, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2009. On September 27, 2009, Mr. Conway was granted 50,000 restricted stock units, which will vest in equal installments on the anniversary of the date of grant over three years.

A copy of the press release announcing Mr. Conway’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated as of September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Patricia K. Wells
	Name:	Patricia K. Wells
	Title:	Corporate Vice President, Staff Operations and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of September 28, 2009.